UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2018

WINGSTOP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 686-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2018, Wingstop Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following proposals were voted upon:

Proposal 1: Election of Kilandigalu (Kay) M. Madati and Charles R. Morrison to the Company’s Board of Directors (the “Board”), each to serve for a three-year term until the annual meeting of stockholders to be held in 2021.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Kilandigalu (Kay) M. Madati	18,189,008	8,603,229	794,185
Charles R. Morrison	19,991,366	6,800,871	794,185

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes Cast For	Votes Cast Against	Abstentions
27,520,491	24,520	41,411

Proposal 3: Advisory vote to approve executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
26,024,558	726,279	41,398	794,187

Proposal 4: Advisory vote to determine the frequency of future advisory votes on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
26,541,134	9,959	197,209	43,933	794,187

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of advisory votes on executive compensation, which is expected to occur at the Company’s 2024 annual meeting of stockholders.

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINGSTOP INC.

Date: May 4, 2018	By:	/s/ Michael J. Skipworth
Chief Financial Officer
(Principal Financial and Accounting Officer)